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                                  EXHIBIT 99.1



                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                                INVESTMENT NOTES

                                Rate Supplement

                             Prospectus Supplement
                                 Dated XX/XX/03

     Term                           Rate                       Annual Yield*
    3-5 mos.                        X.XX%                          X.XX%
   6-11 mos.                        X.XX%                          X.XX%
  12-17 mos.                        X.XX%                          X.XX%
  15-23 mos.                        X.XX%                          X.XX%
  24-29 mos.                        X.XX%                          X.XX%
  30-35 mos.                        X.XX%                          X.XX%
  36-47 mos.                        X.XX%                          X.XX%
  48-59 mos.                        X.XX%                          X.XX%
  60-83 mos.                        X.XX%                          X.XX%
 84-119 mos.                        X.XX%                          X.XX%
    120 mos.                        X.XX%                          X.XX%



               Minimum Investment for Investment Notes is $1,000

  AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI)

An offer can only be made by the Prospectus dated XXXX XX, 2003, delivered in conjunction with this Rate Supplement dated XXXX XX, 2003. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an investment in the Notes.

* The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The rates for the Investments are available from XXXX XX, 2003 through XXXX XX, 2003.

You may obtain an additional copy of the Prospectus dated XXXX XX, 2003 free of charge from American Business Financial Services, Inc. by calling (800)776-4001.

   Investment Notes represent obligations of ABFS and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.

               ABFS(SM)                       For information
AMERICAN BUSINESS FINANCIAL SERVICES         call 1-800-776-4001




The Wanamaker Building        100 Penn Square East     Philadelphia, PA 19107
                              www. ABFSonline.com


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                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                              Investor Order Form

         (Please place completed form in the enclosed prepaid envelope)

INVESTOR: Please indicate your investment order below (Fill in all terms and amounts).

Investment Notes
--------------------------------------------------------------------------------

Please enclose a check for the purchase of an American Business Financial Services, Inc. Investment Note(s). ($1,000 minimum per note)
Indicate the amount you wish to invest for each term selected below:

Term                                                     Amount $
--------------------------------------------------------------------------------
Term                                                     Amount $
--------------------------------------------------------------------------------
Term                                                     Amount $
--------------------------------------------------------------------------------
Term                                                     Amount $
--------------------------------------------------------------------------------

Total amount of Investment Note(s) purchase: $
                                              ----------------------------------

Please check one of the following interest payment options:

| | Compound interest daily and pay at maturity.
| | Compound interest daily and pay interest:
    (Available on maturities of 12 months or longer)
    | |  Monthly   | | Quarterly  | | Semi-Annually  | | Annually
    Select method of interest payment:
    | | By Automatic Transfer to Investor's Bank (If this
        option is chosen, investor must attach voided check for
        account selected to receive transfer.)
    | | Transfer to ABFS Money Market Investment Notes.
        Account Number:
                       ---------------------------------------
    | | By Check
(If no interest option is checked, interest will be compounded daily and paid at maturity).

Rates established at the date of purchase and set forth in the current Prospectus and Rate Supplement are fixed until maturity.

Money Market Notes (Currently not available)
================================================================================
Please enclose a check for the purchase of an American Business Financial Services, Inc. Investment Money Market Note(s). Initial Rate is established at the date of purchase as set forth in the current Prospectus and Rate Supplement and is subject to change. The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rate shall not be reduced below 4% per year.

Total amount of Money Market Note(s) purchase: $            (Minimum $1,000)
                                                ------------
================================================================================
These Notes are not certificates of deposit or other obligations of or guaranteed by a depository institution. The payment of principal and interest on the Notes is not insured or guaranteed by the FDIC or any other governmental agency.

INVESTOR: Please print all information below to complete your order.

Registration Information   | | Please check here if the following is a new address   0000000000000
--------------------------------------------------------------------------------------------------
Registered Owner                                          SSN/EIN
--------------------------------------------------------------------------------------------------
Joint Owner (If applicable)                               SSN
--------------------------------------------------------------------------------------------------
Street Address                                            Date of Birth
--------------------------------------------------------------------------------------------------
City                                                      State         Zip
--------------------------------------------------------------------------------------------------
E-mail Address                                            Telephone (   )
--------------------------------------------------------------------------------------------------
Beneficiary Name (If applicable)                          Beneficiary SSN
--------------------------------------------------------------------------------------------------
Custodian's Name (Only one allowed by Law)
--------------------------------------------------------------------------------------------------
Minor's Name*                                             Minor's SSN
--------------------------------------------------------------------------------------------------
*Under the Uniform Transfers to Minors Act

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--------------------------------------------------------------------------------
Signature Verification
--------------------------------------------------------------------------------
Under penalties of perjury, I certify that:

1.   The social security number shown on this form is correct.

2. I am not subject to backup withholding, either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. (Only cross out subpart (2) if you are subject to backup withholding.)

3.   I am a bona fide resident of the state listed above.

4.   I have received a copy of the Prospectus dated XXXX XX, 2003.

Signature of Registered Owner                            Date
--------------------------------------------------------------------------------

Joint Signature (If Applicable)                          Date
--------------------------------------------------------------------------------

Payment Instructions
--------------------------------------------------------------------------------
Please make checks payable to: American Business Financial Services, Inc.
P.O. Box 11716 o Philadelphia, PA 19101-9928                           ABFS(SM)

This application is neither an offer to sell nor an offer to buy Subordinated Investment Notes. Such an offer can only be made by Prospectus accompanied by a Rate Supplement.
                                                                      0000000000


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                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                               [Graphic Omitted]

Dear Investor:

   Thank you for your interest in American Business Financial Services, Inc.'s
(ABFS) Investment Notes program. Enclosed please find the Prospectus that you requested, which replaces the Prospectus dated XXXX XX, XXXX. Our current Rate Supplement is also enclosed.

   Most financial experts agree that fixed-rate investments, such as an ABFS Investment Note, are an important component of any portfolio, so you may want to consider adding an Investment Note to your overall mix of investments.

   Simply read this current Prospectus, including "Risk Factors," carefully before investing. Then, review the Rate Supplement and choose the rate and term that best suits your investment objectives and horizon. Finally, complete the Investor Order Form and return it with your check made payable to "American Business Financial Services, Inc." in the enclosed postage-paid envelope.

   ABFS also offers you the opportunity to have your Investment Note interest automatically deposited into your existing savings, checking or money market account at your financial institution. Call us at the toll-free number below for more details.

   Again, we thank you for your interest. If you have any questions, please call us toll-free at 1-800-776-4001.

Sincerely,

Jerry Rappaport                             Ray Bucceroni
---------------------                       ---------------------
Jerry Rappaport                             Ray Bucceroni
Senior Vice President                       Senior Vice President

P.S.- When you complete your Investor Order Form, please be sure to include your email address, if applicable, in the space provided, so that we can communicate important information to you in a timely manner.

Investment Notes and Money Market Notes represent obligations of ABFS and are not certificates of deposit or insured or guarunteed by the FDIC or any other governmental agency.